Date: June 3, 2013

EXHIBIT 32.01

CERTIFICATION BY CHIEF EXECUTIVE OFFICER &

CHIEF FINANCIAL OFFICER

I, Michael Peter Pacult, the Chief Executive Officer and Chief Financial Officer of Ashley Capital Management, Inc. as general partner of Atlas Futures Fund, L.P., certify that (i) the Form 10-Q for the period ended March 31, 2013 of Atlas Futures Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the period ended March 31, 2013 fairly presents, in all material respects, the financial condition and results of operations of Atlas Futures Fund, L.P.

ATLAS FUTURES FUND, LIMITED PARTNERSHIP

By: Ashley Capital Management, Inc., General Partner

By: ______________________________________

Michael Peter Pacult

Chief Executive Officer &

Chief Financial Officer

Date: June 3, 2013

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